CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
  OF
DIGICORP, INC.
____________________________________________________________

We, the undersigned, President and Secretary, respectively, of Digicorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That the name of the Corporation is Digicorp, Inc.

SECOND: That Article First of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

“FIRST: The name of the Corporation (hereinafter called the “Corporation”) is China Youth Media, Inc.”

THIRD: The Corporation is authorized to issue two classes of stock. The total number of shares of stock of each class which the Corporation is authorized to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$ 0.001	60,000,000
Preferred	$ 0.001	1,000,000
Total		61,000,00

FOURTH:  That Article Fourth of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

“FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001 per share. The second class of stock shall be Preferred Stock, par value $0.001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$ 0.001	500,000,000
Preferred	$ 0.001	2,000,000

Total		502,000,000

FIFTH: That the amendment shall be effective on October 16, 2008.

SIXTH: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have hereunto signed this certificate this 3rd day of October, 2008, and we affirm the statements contained herein as true under penalties of perjury.

/s/ Jay Rifkin
Jay Rifkin, President

       Attest:     /s/ Jay Rifkin
Jay Rifkin, Secretary